UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

LANTRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Retention Agreements

On July 5, 2023, Lantronix, Inc. (the “Company”) entered into a form of retention letter agreement (the “Retention Agreement”) with certain of its executive officers, including Jeremy Whitaker, Interim Chief Executive Officer and Chief Financial Officer, Roger Holliday, Vice President of Worldwide Sales, and Eric Bass, Vice President of Research and Development, providing for severance benefits in the event that the Company terminates the executive’s employment with the Company under certain conditions described below.

The Retention Agreement provides that if, at any time prior to the Determination Date (as defined in the Retention Agreement), the Company terminates the executive’s employment for any reason other than for Cause (as defined in the executive’s employment offer letter from the Company and other than due to the executive’s death or disability), the executive will be entitled to (i) continue the executive’s status as an employee of the Company with full pay and all other benefits, even if the executive is not required to come to work or perform any tasks, from the time the executive receives notice of the Company’s decision to terminate his or her employment (the “Notice Date”) through the actual Termination Date (as defined in the Retention Agreement); (ii) the executive’s bonus for fiscal year 2024 (if any, and to the extent not otherwise paid or payable), to be determined and paid as though the executive had continued to be employed with the Company through the applicable payment date, with such payment to be made not later than two weeks after the public announcement of the Company’s final audited financial results for fiscal year 2024; and (iii) vesting of the executive’s performance stock unit awards for the Company’s fiscal years 2022, 2023 and 2024, as applicable (collectively, the “Grants”), with respect to any performance periods under the Grants scheduled to end in fiscal year 2024, with such vesting to be determined based on the Company’s actual performance during the applicable performance period and as though the executive had continued to be employed with the Company through the date of actual receipt of shares pursuant to the Grants, or through the Determination Date if the Compensation Committee of the Board of Directors determines that vesting shall not occur because the performance targets for fiscal year 2024 under each Grant were not met; provided, that if the executive is provided notice of termination during fiscal year 2024, he or she will not be entitled to any vesting with respect to a performance period scheduled to end after fiscal year 2024.

Under the Retention Agreement, “Termination Date” is defined as, and the executive’s employment with the Company will be terminated on, the day after the executive receives shares pursuant to the Grants for performance targets for fiscal year 2024, or notice that a determination was made by the Company’s Board of Directors or applicable committee thereof that the performance targets for that fiscal year under each Grant were not met; and “Determination Date” is defined as the date on which the Company’s Board of Directors or applicable committee makes the vesting determination under the Grants with respect to the performance periods thereunder ending with or in fiscal year 2024, to occur no later than the earlier of the date on which the Company announces its audited financial results for fiscal year 2024 or 2½ months after the end of fiscal year 2024.

The benefits in the Retention Agreement are supplemental to, and do not replace or amend, any existing agreement between the executive and the Company, including the terms of any Grant document (other than as expressly provided in the Retention Agreement); provided, however, that if in the period between the Notice Date and the Termination Date the executive is not required to come to work or perform any tasks for a period of six months or more, he or she will not receive any additional severance pay upon the executive’s separation from the Company pursuant to any Company policy or practice other than in the event of a change in control of the Company, in which event the severance provisions of the executive’s employment offer letter from the Company or change in control agreement, if applicable, will continue to apply in accordance with and subject to their applicable terms.

The foregoing description of the Retention Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Executive Officer Retention Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Interim Chief Executive Officer and Chief Financial Officer

Date: July 5, 2023

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